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                                                                     EXHIBIT 2.5

      FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 1, 1998 (the "First Amendment"), by and among STAR Telecommunications, Inc., a Delaware corporation (the "Acquiror"), Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror ("Newco"), PT-1 Communications, Inc., a New York corporation (the "Company"), and Samer Tawfik, Peter M. Vita, Douglas Barley, Joseph A. Pannullo and John J. Klusaritz (collectively, the "Stockholders").

                                R E C I T A L S:

    A. Acquiror, Newco, the Company and the Stockholders previously entered into an Amended and Restated Agreement and Plan of Merger dated August 20, 1998 (the "Amended Merger Agreement").

    B. The parties to the Amended Merger Agreement wish to enter into this First Amendment to modify the terms of the Amended Merger Agreement, to the extent set forth below.

    C. Capitalized terms not otherwise defined herein shall have the meanings therefor as set forth in the Amended Merger Agreement.

                               A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

    1. SHARE ISSUANCE; CASH COMPONENT. Section 2.1(a) of the Amended Merger Agreement shall be deleted in its entirety and shall be replaced with the following:

        "(a) The issued and outstanding shares of the capital stock of the Company outstanding at the Effective Time shall be automatically converted into the right to receive an aggregate of (i) 15,050,000 shares (the "Share Issuance") of the Acquiror's common stock, $0.001 par value per share ("Acquiror Common Stock"), based on an exchange ratio determined by the Company and the Stockholders immediately prior to the Effective Time, taking into account all Warrants and Options then outstanding, and (ii) $19,500,000 (the "Cash Component"), which shall be allocated in a manner determined by the Company and the Stockholders immediately prior to the Effective Time. The number of shares of Acquiror Common Stock subject to the Share Issuance shall be adjusted as may be necessary and appropriate to reflect any and all stock splits, reverse stock splits, reclassifications, recapitalizations, dividends payable in shares of Acquiror Common Stock or in any other securities convertible into or exchangeable for shares of Acquiror Common Stock and similar capital events that affect Acquiror Common Stock. Notwithstanding anything contained in this Agreement to the contrary, under no circumstance shall the number of shares of Acquiror Common Stock subject to the Share Issuance or the Cash Component exceed the amounts set forth in the first sentence of this Section 2.1(a)."

    2. ESCROW. The first clause of Section 2.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following clause, "A total of One Million Five Hundred and Five Thousand (1,505,000) shares of
Acquiror Common Stock (the "Escrow Shares")...." The third sentence of Section
2.2 of the Amended Merger Agreement shall be modified by adding the following proviso at the end thereof, "provided that a portion of the Escrow Shares may be released to the Stockholders on a quarterly basis during the Escrow Period, as further set forth in the Escrow Agreement."

    3. CONDUCT OF BUSINESS. The first clause of Section 7.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:
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    "The Company and the Stockholders agree that, prior to the Effective Time, all material managerial and operational matters shall be presented to and subject to the reasonable review and approval of the Acquiror. In that regard, except as otherwise consented to or approved in writing by the Acquiror or expressly permitted by this Agreement:"

    4. MANAGEMENT MEETINGS. The penultimate sentence of Section 7.2 of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following sentence:

    "On a weekly basis, representatives of the Company shall meet with the chief executive officer or chief financial officer of the Acquiror to discuss the Company and all ongoing operational issues and matters and shall provide such periodic financial information and data as may be requested by the Acquiror. Each such meeting shall be scheduled at a time that is mutually convenient to the respective representatives of each of the Company and the Acquiror. Any such meeting may, at the election of the parties, be held via telephonic conference call."

    5. MATERIAL ADVERSE CHANGE. Section 8.3(c) of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:

        "(c) Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, results of operations, properties or business of the Company and its Subsidiaries, taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by the Acquiror pursuant to Section 7.2 or from the Acquiror's express refusal to approve any action proposed by the Company under Section 7.2 and excluding any such change caused by a general change in the economy or in the telecommunications industry served by the Company and its Subsidiaries."

    6. TERMINATION. Section 9.1(b)(i) of the Amended Merger Agreement shall be deleted in its entirety and replaced with the following:

        "(i) there has occurred a material adverse change in the financial condition, results of operations, business or properties of the Company and its Subsidiaries, taken as a whole, other than any change arising from any action authorized, directed or otherwise approved by the Acquiror pursuant to Section 7.2 or from the Acquiror's express refusal to approve any action proposed by the Company under Section 7.2 and except for any change caused by a general change in the economy of the United States or in the telecommunications industry served by the Company,"

    7. EXCHANGE RATIO INFORMATION. A new Section 8.3(g) should be added to the Amended Merger Agreement and should read as follows:

        "(g) The Acquiror shall have received from the Company and the Stockholders the allocation of shares of Acquiror Common Stock subject to the Share Issuance and the allocation of the Cash Component."

    8. HICKEY SHARES. A new Section 9.5 shall be added to the Amended Merger Agreement to read as follows:

    "9.5 HICKEY SHARES. Notwithstanding anything contained in this Agreement to the contrary, if any shares of Common Stock held by Thomas Hickey, any trust affiliated therewith and/or any successors and assigns thereof do not vote in favor of the Merger, such failure to vote in favor of the Merger (a) shall not be deemed a breach of this Agreement by the Company or by the Stockholders, (b) shall not be deemed a failure of a condition precedent to the Acquiror's obligation to otherwise consummate the Merger pursuant to the terms hereof, (c) shall not be a basis for termination of this Agreement by the Acquiror and (d) shall not alter the consideration to be received in the Merger by any other stockholder of the Company."

    9. NO FURTHER AMENDMENT. Except as otherwise modified above, the Amended Merger Agreement shall remain in full force and effect without further amendment, modification or alteration thereof.

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    IN WITNESS WHEREOF, Acquiror, Newco, the Company and the Stockholders have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ACQUIROR:                       STAR TELECOMMUNICATIONS, INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

NEWCO:
                                SIERRA ACQUISITION CO., INC.

                                By:                /s/ KELLY ENOS
                                     -----------------------------------------
                                                     Kelly Enos
                                              CHIEF FINANCIAL OFFICER

COMPANY:
                                PT-1 COMMUNICATIONS, INC.

                                By:               /s/ SAMER TAWFIK
                                     -----------------------------------------
                                                    Samer Tawfik
                                              CHIEF EXECUTIVE OFFICER

                                                 /s/ PETER M. VITA
                                     -----------------------------------------
                                                   Peter M. Vita

                                                 /s/ DOUGLAS BARLEY
                                     -----------------------------------------
                                                   Douglas Barley

                                               /s/ JOSEPH A. PANNULLO
                                     -----------------------------------------
                                                 Joseph A. Pannullo

                                               /s/ JOHN J. KLUSARITZ
                                     -----------------------------------------
                                                 John J. Klusaritz

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